Exhibit 99.1

Blaize Announces Second Quarter 2025 Financial Results

Second quarter results demonstrate shift from validation to execution, with Hybrid AI and smart infrastructure deployments underway across Asia

El Dorado Hills, Calif. – August 14, 2025 — Blaize Holdings, Inc. (NASDAQ: BZAI) (“Blaize”), a leader in programmable, energy-efficient edge AI computing, today announced financial results for the quarter ended June 30, 2025 – a quarter that marks a critical inflection point as Blaize shifts from technology validation to execution.

Blaize is deploying its technologies to progress sovereign AI strategies, delivering intelligence to critical infrastructure, and powering AI for public safety networks, including citywide traffic management. Optimized by its programmable, power-efficient Blaize AI Platform, we are enabling Hybrid AI deployments that complement existing GPU systems and running multimodal workloads such as vision, audio and sensor data with greater efficiency and lower total cost.

Hybrid AI is an architectural approach that combines multiple types of AI hardware across edge and cloud environments, assigning each task to the optimal processor. With Blaize’s hybrid AI approach, existing GPU systems handle large-scale training and complex AI in the cloud, while Blaize’s purpose-built platform runs fast, power-efficient inference for workloads like live video, small language models, and sensor data directly at the edge or in the cloud —reducing latency, improving performance-per-watt, and lowering total cost of ownership.

“In recent months, we’ve turned vision into results, securing major contracts to power large-scale customer deployments in the near term, and launching the Blaize AI Platform to accelerate Hybrid AI adoption,” said Dinakar Munagala, co-founder and CEO of Blaize. “With strong revenue growth, a growing customer base, and a platform built for scale, we believe we are entering a new chapter defined by execution and momentum.”

Second Quarter 2025 Financial Highlights

	GAAP
	Three Months Ended			Change
	June 30,	March 31,	June 30,
(Amounts in thousands, except gross margin and changes)	2025	2025	2024	QoQ		YoY (1)
Revenue	$1,982	$1,007	$223	97%		NM
Gross margin (2)	59%	68%	(15)%	(9	)pp	74pp
Research and development	9,613	13,118	5,872	(27)%		NM
Selling, general and administrative	12,992	13,357	5,004	(3)%		NM
Net loss	(29,589)	(147,761)	(12,153)	(80)%		NM

(1)	NM signifies not meaningful, as the derived percentage is not meaningful to investors.
(2)	Blaize defines gross margin as gross profit divided by revenue, and gross profit as revenue less cost of revenue (excluding depreciation and amortization).

	Non-GAAP
	Three Months Ended			Change
	June 30,	March 31,	June 30,
(Amounts in thousands, except gross margin and changes)	2025	2025	2024	QoQ		YoY (1)
Revenue	$1,982	$1,007	$223	97%		NM
Gross margin (2)	64%	5%	(15)%	59	pp	79pp
Research and development	6,417	7,143	5,702	(10)%		NM
Selling, general and administrative	8,622	8,292	4,828	4%		NM
Adjusted EBITDA loss	(12,933)	(15,380)	(10,560)	(16)%		NM

(1)	NM signifies not meaningful, as the derived percentage is not meaningful to investors.
(2)

Blaize defines non-GAAP gross margin as non-GAAP gross profit divided by revenue, and non-GAAP gross profit as revenue less cost of revenue (excluding depreciation and amortization) and non-recurring inventory cost alignments.

•

Revenue for the second quarter of 2025 was approximately $2.0 million, an increase of 97% compared to the first quarter of 2025, and exceeding the upper limit of guidance by approximately 17%. This increase was largely driven by the initial shipments of our South Asia purchase order.

•

Adjusted EBITDA loss, a non-GAAP measure of underlying operating performance, in the second quarter of 2025 was $12.9 million, compared to an Adjusted EBITDA loss of $15.4 million in the first quarter of 2025, reflecting a stable cost base and improved gross margin. For a definition and a reconciliation of Adjusted EBITDA loss to net loss, the most directly comparable GAAP financial metric, see the section entitled, “Non-GAAP Measures” and “Reconciliation of GAAP and Non-GAAP Measures” table below, respectively.

•	Cash and cash equivalents totaled $29.1 million, including $0.5 million held in escrow as of June 30, 2025.

Recent Business Announcements and Updates

Blaize is continuing to capitalize on growing global demand for edge AI, translating pipeline into execution across priority sectors. In the first half of 2025, the company advanced from pilot programs to real deployments, including two foundational contracts that Blaize secured recently that help to validate its product-market fit and reinforce the global demand for Hybrid AI infrastructure.

•

A $120 million agreement with Starshine, a strategic systems partner with customers across Asia, to deliver sovereign-ready Hybrid AI infrastructure in Thailand, Indonesia, India, Korea, China, and beyond. Deployments under this contract are expected to commence in Q3 2025.

•

A $56 million purchase order for smart infrastructure rollout in South Asia, which is expected to enable 250,000 cameras with AI capabilities for improved smart traffic management and public safety. To date, $1.8 million of this purchase order has been shipped with a remaining backlog of $4.6 million expected this year. This purchase order includes a software component of around 15% per server.

•	Both Starshine and the South Asia contracts are expected to be fulfilled by the end of 2026.

These projects underscore the potential market demand for Blaize’s platform model and are being executed through strong relationships and partner-led go-to-market strategies. With over $725 million in active global pipeline opportunities through 2027, over $300 million of which represents revenue opportunities in advanced discussions, and other pipeline projects in the initial stages of technical evaluation, we believe we are positioned as a potential critical player in powering the era of Hybrid AI. Any such opportunities are subject to change and the timing and ultimate amount of any contracted revenue, if any, remains uncertain.

Introducing the Blaize AI Platform: Infrastructure for the Hybrid Era

Blaize recently launched the Blaize AI Platform, a programmable, plug-and-play AI infrastructure stack built for edge-to-cloud deployments. The platform combines Blaize’s GSP-based silicon, verticalized software stacks, low-code/no-code SDKs, and a fast-growing ecosystem of solution providers and system integrators.

By reducing latency, cost, and deployment friction, the Blaize AI Platform enables faster time-to-value for AI applications across smart cities, defense, logistics, and industrial automation.

Company Outlook and Execution Readiness

Looking ahead, Blaize expects continued revenue growth from existing contracts and new wins across Asia, the Americas, and the Gulf Region. In anticipation of meeting this growing customer demand, the Company continues to:

•	work closely with chip and contract manufacturers to secure supply chain capacity;

•	align technical milestones with billing cycles to optimize revenue timing;

•	enhance internal systems to scale order fulfilment and revenue recognition across our hardware and software platforms;

•	advance next generation platform development to enable larger, more complex deployments in the future.

Mr. Munagala added: “We’ve architected not just our products, but our company to scale. Whether it’s smart infrastructure, autonomous zones, or next generation defense applications, Blaize is delivering intelligence where it’s needed most, from city streets to vital security operations.”

Financial Outlook for Third Quarter 2025 and Fiscal Year 2025

The following forward-looking statements are based on current expectations, and actual results may differ materially, as described below in “Cautionary Statement Regarding Forward-Looking Statements.”

Guidance
	Three Months Ended	Year Ended
	September 30, 2025	December 31, 2025
Revenue	$11.0 million to $11.5 million	$35.0 million to $38.0 million
Adjusted EBITDA loss	$13.5 million to $14.5 million	$55.0 million to $58.0 million
Stock-based compensation	Approximately $9.0 million	Approximately $33.0 million
Weighted average shares outstanding	Approximately 106.1 million shares	Approximately 102.9 million shares

Earnings Conference Call

Dinakar Munagala, Chief Executive Officer of Blaize, and Harminder Sehmi, Chief Financial Officer of Blaize, will host a conference call at 2:00 p.m. Pacific Time today, August 14, 2025, to discuss the Company’s financial results and outlook. A live webcast will be accessible on Blaize’s investor relations website at ir.blaize.com, and an archived conference call webcast will be available on Blaize’s investor relations website for one year following the live call.

About Blaize

Blaize provides a full-stack programmable processor architecture suite and low-code/no-code software platform that enables AI processing solutions for high-performance computing at the network’s edge and in the data center. Blaize solutions deliver real-time insights and decision-making capabilities at low power consumption, high efficiency, minimal size and low cost. Headquartered in El Dorado Hills (CA), Blaize has more than 200 employees worldwide with teams in San Jose (CA) and Cary (NC), and subsidiaries in Hyderabad (India), Leeds and Kings Langley (UK). To learn more, visit www.blaize.com or follow us on LinkedIn @blaizeinc.

Non-GAAP Measures

To supplement Blaize’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), management utilizes earnings before interest, tax, depreciation and amortization (“EBITDA”) and EBITDA adjusted for irregular or non-recurring items (“Adjusted EBITDA”), non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense and non-GAAP sales, general and administrative expense, which are non-GAAP financial measures. EBITDA, Adjusted EBITDA, non-GAAP gross profit and non-GAAP gross margin are used to evaluate operating profitability on a more variable cost basis. Non-GAAP research and development expense and non-GAAP sales, general and administrative expense are used to evaluate financial performance. These non-GAAP measures facilitate a more direct comparison of our operating performance and financial performance relative to competitors as well as assist us in evaluating performance consistently across periods by excluding the impact of certain items that we believe do not directly reflect our core operations and are therefore not considered in measuring ongoing performance. We define Adjusted EBITDA as net loss before interest, taxes, depreciation and amortization, certain non-cash items and other adjustments that are excluded from the Company’s assessment of ongoing operating performance, including but not limited to (a) stock-based compensation; (b) non-recurring inventory cost realignments; and (c) other non-recurring expenses. We define non-GAAP gross profit as revenue less cost of revenue (excluding depreciation and amortization) and non-recurring inventory cost realignments. We define non-GAAP gross margin as non-GAAP gross profit divided by revenue. We define non-GAAP research and development expense and non-GAAP sales, general and administrative expense as the related GAAP expense less certain non-cash items, including but not limited to stock-based compensation. We believe these measures are valuable to management and that providing these non-GAAP measures allows management, investors and other users of our financial information to more fully and accurately assess Blaize’s performance. The non-GAAP measures should not be considered in isolation or as an alternative to GAAP measures such as net income (loss) or other financial statement data presented in our condensed consolidated financial statements as an indicator of our financial performance or liquidity. The non-GAAP measures presented may be determined or calculated differently by other companies and may not be directly comparable to that of other companies.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled the forward-looking Adjusted EBITDA guidance for the third quarter of 2025 or full fiscal year 2025 included above because we are unable to quantify certain amounts that would be required to be included in net income (loss), the most directly comparable GAAP measure, without unreasonable efforts due to the high variability and difficulty in predicting, with reasonable certainty, certain items excluded from Adjusted EBITDA. Consequently, we believe such reconciliation would imply a degree of precision that would be misleading to investors. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to Blaize without unreasonable effort. For the same reasons, Blaize is unable to address the probable significance of the unavailable information. We expect the variability of these excluded items may have an unpredictable, and potentially significant, impact on our future GAAP financial results.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on beliefs and assumptions and on information currently available to Blaize, including statements regarding the collaboration with Starshine, the ultimate value of our recent contracts, including the South Asia contract and related purchase orders, the expectations for the Hybrid AI rollout, the projected growth of Hybrid AI, the industry in which Blaize operates, market opportunities, and product offerings. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the ability to maintain compliance with stock exchange listing standards; (iii) failure to realize the anticipated benefits of the business combination of Blaize and Burtech Acquisition Corp., which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (iv) the ability of the Company to successfully market its products and services; (v) the ability of the Company to successfully deploy its technologies across customer settings; (vi) changes in applicable law or regulations; (vii) the outcome of any legal proceedings that have been or may be instituted against Blaize; (viii) the effects of competition on Blaize’s future business; (ix) the ability of the combined company to issue equity or equity-linked securities or obtain debt financing; and (x) those factors discussed under the heading “Risk Factors” in our Annual Report on Form 10K filed with the Securities and Exchange Commission (SEC) on April 14, 2025, and other documents filed by Blaize from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Blaize assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. Blaize does not give any assurance that it will achieve its expectations.

The financial projections in this release are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Blaize’s control. While such projections are necessarily speculative, Blaize believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of financial information or projections in this press release should not be regarded as an indication that Blaize, or its representatives and advisors, considered or consider the information or projections to be a reliable prediction of future events. The independent registered public accounting firm of Blaize has not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this press release and, accordingly, has not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this press release.

Investors:

IR@blaize.com

Media:

press@blaize.com

www.blaize.com

BLAIZE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of June 30,	As of December 31,
(Amounts in thousands, except shares and per share amounts)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$28,588	$50,237
Funds held in escrow	503	—
Accounts receivable, net	1,310	55
Accounts receivable - related party, net (Note 15)	1,841	—
Inventories	8,234	8,561
Prepaid expenses and other current assets	6,937	14,837

Total current assets	47,413	73,690
Property and equipment, net	1,603	2,081
Deferred income tax assets	2,210	2,157
Operating lease right-of-use assets	1,463	1,773
Other assets	1,139	815

Total assets	$53,828	$80,516

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$16,533	$7,904
Accrued expenses and other current liabilities	13,417	11,996
Accrued loss on purchase commitments	601	603
Accrued compensation	1,850	1,613
Income tax payable	2,352	2,109
Operating lease liabilities, current	502	578
Working capital loan (Note 8)	1,500	—
Advances from related party (Note 8)	2,857	—
Warrant liabilities, current	—	14,711
Convertible notes, current	—	148,629

Total current liabilities	39,612	188,143
Operating lease liabilities	928	1,166
Earnout share liabilities	16,764	—
Other liabilities	1,334	1,670

Total liabilities	58,638	190,979
Commitments and contingencies (Note 14)
Stockholders’ deficit:
Common stock - $0.0001 par value; 600,000,000 and 136,562,809 shares authorized as of June 30, 2025 and December 31, 2024, respectively, 98,881,933 and 48,376,052 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	10	5
Additional paid-in capital	610,335	318,783
Shareholder note receivable	(8,554)	—
Accumulated deficit	(606,601)	(429,251)

Total stockholders’ deficit	(4,810)	(110,463)

Total liabilities and stockholders’ deficit	$53,828	$80,516

BLAIZE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,			Six Months Ended June 30,
	June 30,	March 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except shares and per share amounts)	2025	2025	2024	2025	2024
Revenue
Hardware revenue	$57	$1,007	$2	$1,064	$5
Software revenue	300	—	—	300	—
Hardware revenue - related party (Note 15)	1,362	—	—	1,362	—
Software revenue - related party (Note 15)	263	—	—	263	—
Engineering services revenue - related party (Note 15)	—	—	221	—	767

Total revenue	1,982	1,007	223	2,989	772
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization)	804	327	257	1,131	563
Research and development	9,613	13,118	5,872	22,731	9,966
Selling, general and administrative	12,992	13,357	5,004	26,349	8,992
Depreciation and amortization	456	191	184	647	437
Transaction costs	—	12,035	41	12,035	86

Total operating expenses	23,865	39,028	11,358	62,893	20,044

Loss from operations	(21,883)	(38,021)	(11,135)	(59,904)	(19,272)
Other expense, net
Debt financing charge on convertible notes	—	—	(464)	—	(464)
Loss on foreign exchange transactions	(37)	(29)	(44)	(66)	(93)
Change in fair value of convertible notes	—	(165,703)	(5,872)	(165,703)	(10,523)
Change in fair value of warrant liabilities	—	(60,345)	4,860	(60,345)	1,345
Change in fair value of earnout share liabilities	(7,257)	116,518	—	109,261	—
Change in fair value of unissued shares	(300)	—	—	(300)	—
Other, net	(73)	(19)	633	(92)	404

Total other expense, net	(7,667)	(109,578)	(887)	(117,245)	(9,331)

Loss before income taxes	(29,550)	(147,599)	(12,022)	(177,149)	(28,603)
Provision for income taxes	39	162	131	201	293

Net loss	$(29,589)	$(147,761)	$(12,153)	$(177,350)	$(28,896)

Net loss per share - basic and diluted	$(0.28)	$(1.61)	$(0.89)	$(1.80)	$(2.12)

Weighted average number of shares outstanding - basic and diluted	104,588,373	91,747,685	13,623,106	98,374,632	13,618,188

BLAIZE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
(Amounts in thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(177,350)	$(28,896)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	647	437
Noncash lease expense	310	304
Debt financing charge on convertible notes	—	464
Stock-based compensation	18,606	683
Credit loss expense	—	10
Deferred income taxes	(53)	29
Change in fair value of unissued shares	300	—
Change in fair value of earnout share liabilities	(109,261)	—
Change in fair value of convertible notes	165,703	10,523
Change in fair value of warrant liabilities	60,345	(1,345)
Other	43	—
Changes in operating assets and liabilities:
Accounts receivable, net	(1,255)	(1,731)
Accounts receivable - related party, net	(1,841)	(67)
Inventories	327	(1,947)
Prepaid expenses and other current assets	19,066	(210)
Other assets	(301)	192
Accounts payable and accrued liabilities	(6,964)	894
Operating lease liabilities	(314)	(279)
Income taxes payable	(280)	180
Accrued loss on purchase commitments	(2)	(1,889)
Accrued compensation	237	1,388
Other liabilities	(336)	(366)

Net cash used in operating activities	(32,373)	(21,626)
Cash flows from investing activities:
Purchases of property and equipment	(681)	(81)

Net cash used in investing activities	(681)	(81)
Cash flows from financing activities:
Merger and PIPE financing, net of transaction costs	15,874	—
Payment of deferred offering costs	(4,332)	(152)
Repayment of advances to related party	(114)	—
Repayment of short term demand notes	—	(4,750)
Proceeds from exercise of stock options	—	42
Proceeds from convertible notes	—	110,718

Net cash provided by financing activities	11,428	105,858
Net change in cash, cash equivalents and restricted cash	(21,626)	84,151
Cash, cash equivalents and restricted cash at beginning of period	50,488	3,213

Cash, cash equivalents and restricted cash at end of period	$28,862	$87,364

Components of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$28,588	$87,364
Restricted cash (included within other assets)	274	—

Total cash, cash equivalents and restricted cash	$28,862	$87,364

Supplemental cash flow disclosures:
Cash paid for income taxes	$438	$120
Cash paid for interest	—	245
Supplemental non-cash disclosures:
Property and equipment acquired in accounts payable and accrued expenses and other current liabilities	—	909
Capitalized deferred offering costs included in accounts payable and accrued expenses and other current liabilities	380	1,631
Issuance of warrants with convertible notes	—	4,816
Conversion of convertible notes to common stock	314,334	—
Net exercise of warrants for common stock	75,056	—
Issuance of warrants for professional services	167	—
Issuance of common stock for shareholder note receivable	8,754	—
Redemption of common shares with cash held in escrow	33,157	—

BLAIZE HOLDINGS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except gross margin)	2025	2025	2024	2025	2024
Gross profit - GAAP	$1,178	$680	$(34)	$1,858	$209
Gross margin - GAAP	59%	68%	(15)%	62%	27%
Non-cash inventory cost realignment adjustments	81	(625)	—	(544)	(25)

Gross profit - Non-GAAP	$1,259	$55	$(34)	$1,314	$184

Gross margin - Non-GAAP	64%	5%	(15)%	44%	24%
Research and development expense - GAAP	$9,613	$13,118	$5,872	$22,731	$9,966
Stock-based compensation	(3,196)	(5,975)	(170)	(9,171)	(350)

Research and development expense - Non-GAAP	$6,417	$7,143	$5,702	$13,560	$9,616

Selling, general and administrative - GAAP	$12,992	$13,357	$5,004	$26,349	$8,992
Stock-based compensation	(4,370)	(5,065)	(176)	(9,435)	(333)

Selling, general and administrative - Non-GAAP	$8,622	$8,292	$4,828	$16,914	$8,659

Net loss	$(29,589)	$(147,761)	$(12,153)	$(177,350)	$(28,896)
Depreciation and amortization	456	191	184	647	437
Provision for income taxes	39	162	131	201	293
Interest expense/(income), net	(314)	(399)	(633)	(713)	(404)

EBITDA	(29,408)	(147,807)	(12,471)	(177,215)	(28,570)
Stock-based compensation	7,566	11,040	346	18,606	683
Fair value changes and financing charges	7,557	109,530	1,476	117,087	9,642
Non-cash inventory cost realignment adjustments	81	(625)	—	(544)	(25)
Other adjustments(1)	1,271	12,482	89	13,753	183

Adjusted EBITDA	$(12,933)	$(15,380)	$(10,560)	$(28,313)	$(18,087)

(1)

Other adjustments include, but is not limited to, legal, accounting and consulting fees incurred in connection with the Merger and the impact of other items management does not believe relate to the core operations of the business (foreign exchange gains and losses, litigation expense, etc.). Management believes these costs are not reflective of our ongoing operating performance and that excluding these costs provides a more meaningful comparison of our performance over periods.